Exhibit 10.1

AMENDMENT NO. 3

TO

MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 22, 2010, is entered into by and between HOME LOAN CENTER, INC. (“Seller”) and JPMORGAN CHASE BANK, N.A. (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement described below.

WITNESSETH

WHEREAS, Seller and Buyer are parties to the Master Repurchase Agreement dated as of October 30,2009 (as amended prior to the date hereof and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, Seller has requested that Buyer amend the Repurchase Agreement in certain respects; and

WHEREAS, Buyer is willing to amend the Repurchase Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

Section 1.                                          Amendments to Repurchase Agreement.  Subject to the effectiveness of this Amendment, including, without limitation, the satisfaction of the conditions of effectiveness set forth in Section 2 below, the Repurchase Agreement is hereby amended as follows:

(a)                                  Paragraph 11(x)(ii) of the Repurchase Agreement is hereby amended to read in its entirety as follows:

(ii)                                  Minimum Adjusted Tangible Net Worth.  Seller shall not permit the Adjusted Tangible Net Worth of Seller (and, if applicable, its Subsidiaries, on a consolidated basis), computed as of the end of each calendar month, to be less than $25,000,000.

(b)                                 Paragraph 11(h) of the Repurchase Agreement is hereby amended to read in its entirety as follows:

(h)                                 Limits on Distributions. At any time during the continuation of a Default or Event of Default, or if a Default or Event of Default could occur as a result of such payment, Seller shall not, and shall not permit any of its Subsidiaries to, pay, make or declare or incur any liability to pay, make or declare any dividend (excluding stock dividends) or other distribution, direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself whether now or hereafter outstanding.

(c)                                  The line in Section II of Exhibit C attached to the Repurchase Agreement which reads “REQUIRED MINIMUM (through Termination Date) - $44,000,000” is hereby amended to read “REQUIRED MINIMUM (through Termination Date) - $25,000,000”.

Section 2.                                          Conditions of Effectiveness.  This Amendment shall become effective and be deemed effective as of the date hereof, upon Buyer’s receipt of a copy of this Amendment duly executed by each of the parties hereto.

Section 3.                                          Representations and Warranties of Seller.  Seller hereby represents and warrants as follows:

(a)                                  The Repurchase Agreement as previously executed and as amended hereby constitutes the legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms.

(b)                                 Upon the effectiveness of this Amendment, Seller hereby (i) represents that no Default or Event of Default exists under the terms of the Repurchase Agreement, (ii) reaffirms all covenants, representations and warranties made in the Repurchase Agreement, and (iii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Buyer under the Repurchase Agreement or any related document, instrument or agreement. Buyer expressly reserves all of its rights and remedies, including the right to institute enforcement actions in consequence of any existing Defaults or Events of Default, if any, not waived hereunder or otherwise at any time without further notice, under the Repurchase Agreement, all other documents, instruments and agreements executed in connection therewith, and applicable law.

Section 4.                                          Effect on the Repurchase Agreement.

(a)                                  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Repurchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Repurchase Agreement, as amended and modified hereby.

(b)                                 Except as specifically amended and modified above, the Repurchase Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)                                  The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of Buyer, nor constitute a waiver of any provision of the Repurchase Agreement or any other documents, instruments and agreements executed or delivered in connection therewith.

Section 5.                                          Costs and Expenses.  Seller agrees to pay all costs, fees and out-of-pocket expenses (including attorneys’ fees and expenses charged to Buyer) reasonably incurred by Buyer in connection with the preparation, arrangement, execution and enforcement of this Amendment.

Section 6.                                          GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE ST ATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 7.                                          Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 8.                                          Counterparts.  This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile copy of any signature hereto shall have the same effect as the original thereof.

Section 9.                                          No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.

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IN WITNESS WHEREOF, this Amendment has been duly executed to be effective as of the day and year first above written.

HOME LOAN CENTER, INC., as Seller

By:	/s/ Rian Furey
Name: Rian Furey
Title: SVP

JPMORGAN CHASE BANK, N.A., as Buyer

By:	/s/ Thanh Roettele
Thanh Roettele, Senior Vice President

Signature Page to

Amendment No. 3 to

Master Repurchase Agreement